UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A. On January 29, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Icagen, Inc. (“Icagen” or the “Company”) took the following actions with respect to the compensation of the Company’s executive officers:

1. Executive Officer Salaries. The Compensation Committee approved the following salaries for the Company’s executive officers, effective as of February 1, 2008:

Executive Officer	Base Salary for 2008
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	$371,280
Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	$284,729
Edward P. Gray, J.D., Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	$241,332
Seth V. Hetherington, Senior Vice President, Clinical and Regulatory Affairs	$345,072

2. Executive Officer Bonus Targets. The Compensation Committee approved the following 2008 bonus targets for the Company’s executive officers:

Executive Officer	Bonus Targets for 2008
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	Up to 50% of base salary
Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	Up to 40% of base salary
Edward P. Gray, J.D., Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	Up to 40% of base salary
Seth V. Hetherington, Senior Vice President, Clinical and Regulatory Affairs	Up to 40% of base salary

Target bonuses for Dr. Wagoner, Dr. Katz, Mr. Gray and Dr. Hetherington for 2008 will be based on the achievement of specified corporate performance objectives. The corporate performance objectives include progression of research, preclinical and clinical development programs; increasing awareness of Icagen within the investment community; achievement of corporate and business development objectives; timely, effective and efficient completion of public company reporting obligations; completing and maintaining policies and procedures for internal controls and compliance obligations; and further developing the Company’s intellectual property, technology portfolio, advisory panel and publication strategy in order to retain and build value.

B. Also on January 29, 2008, the Compensation Committee approved an amendment to the employment agreement between the Company and each of Dr. Katz, Mr. Gray and Dr. Hetherington. Each of these amendments respectively modifies the existing employment agreement with such executive (each, an “Employment Agreement”) by amending the definition of “Severance Benefit” in such Employment Agreement to include an amount equal to the average of the cash bonuses awarded to that executive during the two-year period prior to his termination of employment in addition to the payments currently contemplated by the Employment Agreement. The Company would pay such Severance Benefit upon the termination of the employment of such executive by the Company other than for Cause (as defined in the Employment Agreement) or by such executive for Good Reason (as defined in the

Employment Agreement), including, under specified circumstances, a Change of Control (as defined in the Employment Agreement) of the Company, subject to signing a general release of claims with the Company.

The Company entered into Amendment No. 1 to Second Amended and Restated Executive Employment Agreement with Dr. Katz on February 1, 2008, Amendment No. 1 to Amended and Restated Executive Employment Agreement with Dr. Hetherington on February 1, 2008 and Amendment No. 1 to Amended and Restated Executive Employment Agreement with Mr. Gray on February 4, 2008. These amendments are attached as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference. The foregoing summary of the amendments is qualified entirely by reference to the full text of the amendments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amendment No. 1 to Second Amended and Restated Executive Employment Agreement, dated February 1, 2008, between the Company and Richard D. Katz.

99.2	Amendment No. 1 to Amended and Restated Executive Employment Agreement, dated February 1, 2008, between the Company and Seth V. Hetherington.

99.3	Amendment No. 1 to Amended and Restated Executive Employment Agreement, dated February 4, 2008, between the Company and Edward P. Gray.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: February 4, 2008	By:	/s/ P. Kay Wagoner, Ph.D.
P. Kay Wagoner, Ph.D.
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 1 to Second Amended and Restated Executive Employment Agreement, dated February 1, 2008, between the Company and Richard D. Katz.

99.2	Amendment No. 1 to Amended and Restated Executive Employment Agreement, dated February 1, 2008, between the Company and Seth V. Hetherington.

99.3	Amendment No. 1 to Amended and Restated Executive Employment Agreement, dated February 4, 2008, between the Company and Edward P. Gray.